Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(2,823,362)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(18,085)
Dividend Income	1,098
Interest Income	3,726
ETF Transaction Fees	700
Total Income (Loss)	$(2,835,923)

Expenses
General Partner Management Fees	$43,651
Professional Fees	15,437
Brokerage Commissions	7,000
Directors' Fees and insurance	2,351
NYMEX License Fee	1,091
Total Expenses	$69,530
Net Income (Loss)	$(2,905,453)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 8/1/21	$94,089,010
Withdrawals (200,000 Shares)	(6,930,842)
Net Income (Loss)	(2,905,453)

Net Asset Value End of Month	$84,252,715
Net Asset Value Per Share (2,300,000 Shares)	$36.63

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596